Exhibit 10.3

AMENDMENT NO. 2 TO AMENDED AND RESTATED

LOAN AND SECURITY AGREEMENT

This Amendment No. 2 to the Amended and Restated Loan and Security Agreement ("Amendment") is made this 19th day of January, 2022, by and between CRESTMARK, A DIVISION OF METABANK, NATIONAL ASSOCIATION, whose address is 5480 Corporate Drive, Suite 350, Troy, Michigan 48098 ("Crestmark"), as assignee of Crestmark Bank, CLR ROASTERS, LLC, a Florida limited liability company, whose chief executive office is located at 2131 N.W. 72nd Avenue, Miami, Florida 33122 ("Borrower"), and YOUNGEVITY INTERNATIONAL, INC., a Delaware corporation, whose address is 2400 Boswell Rd., Chula Vista, CA 91914, STEPHAN R. WALLACH, an individual with an address at 12 Spinnaker Way, Coronado, CA 92118 and DAVID BRISKIE, an individual with an address at 415 Hendricks Isle, Fort Lauderdale, FL 33301 (individually and collectively referred to as "Guarantor"). This amends that certain Amended and Restated Loan and Security Agreement executed November 16, 2017, as amended by Amendment No. 1 dated December 29, 2017 (as so amended, the "Agreement").

BACKGROUND:

The parties have executed the Agreement and Loan Documents;

The Borrower and Guarantor are indebted and/or obligated to Crestmark without offset or deduction pursuant to the Agreement and the Loan Documents all of which are in full force and effect; and

Borrower, Crestmark, and Guarantor, desire to modify and amend certain terms, conditions, covenants and obligations contained in the Agreement and the Loan Documents, including, as set forth below.

Accordingly, the parties agree as follows:

1.	DEFINED TERMS:

Capitalized terms that are not otherwise defined in this Amendment shall have the meanings ascribed to them in the Agreement.

2.	AMENDMENT AND MODIFICATION TO THE AGREEMENT:

A.    The text contained in Section 2 of the Schedule to the Agreement prior to the text that reads, ""Eligible Accounts" means and includes those Accounts, unless otherwise approved by Crestmark which:" is hereby deleted in its entirety, and in lieu thereof, the following is inserted:

"2.         LOAN: LOAN ADVANCES.

Advance Formula: Advances of the Loan may be measured against a percentage of Eligible Accounts.

The Loan Amount may not exceed an amount which is the lesser of:

(a)	Three Million and 00/100 Dollars ($3,000,000.00) ("Maximum Amount"); or

(b)	the sum of:

(i)	up to eighty-five percent (85%) of Eligible Accounts; PLUS

(ii)	the lesser of One Million and 00/100 Dollars ($1,000,000.00) or fifty percent (50%) of Eligible Inventory, or fifty percent (50%) of (i) above.

(subparagraphs (i) - (ii) are collectively the "Advance Formula").

Crestmark in its sole discretion may raise or lower any percentage advance rate with respect to the Advance Formula."

3.	REAFFIRMATION Of GUARANTY:

As a specific inducement to Crestmark to enter into the Agreement, YOUNGEVITY INTERNATIONAL, INC. has executed a Corporate Guaranty dated November 16, 2017 ("CG"), STEPHEN R. WALLACH, has executed a Personal Guaranty dated November 16, 2017 ("PG"), and DAVID BRISKIE has executed a Guaranty of Validity dated November 16, 2017 ("VG" and together with the CG and the PG, individually and collectively, the "Guaranty"). Guarantor hereby acknowledges and agrees to the amendments and modification set forth above and reaffirms the Guaranty with respect to all liabilities, obligations and the Indebtedness therein guaranteed as herein amended and modified. Guarantor further acknowledges that Guarantor remains liable in accordance with the terms of the Guaranty without offset or counterclaim. Each Guarantor also acknowledges and agrees that each Guarantor's liability under its respective Guaranty is as set forth in the Guaranty. The CG further acknowledges and agrees that its Guaranty is secured by a security interest in all of its assets, and that such interest is in full force and effect.

4.	EXPENSES:

In consideration of the extension of the Loan and the execution of this Amendment, Borrower will pay Crestmark a fee of $2,500.00, which fee is fully earned as of the date hereof, and non refundable. Borrower will promptly pay all expenses, fees and costs incurred by Crestmark with respect to the preparation, execution, and delivery of this Amendment, and all other documents contemplated herewith, including reasonable attorneys' fees.

5.	NO WAIVER:

Borrower acknowledges that the execution of this Amendment does not constitute a waiver or cure of any Default, whether matured or otherwise, if any, that previously existed or now exists under the Agreement or any Loan Document. By execution of this Amendment, Crestmark will not be deemed to have waived any of its rights or remedies under the Agreement or any Loan Document.

6.	SURVIVAL, REAFFIRMATION, AND NO DEFENSES:

Each undersigned Borrower and Guarantor agrees, in all capacities in which the signatory has executed the Agreement or any of the Loan Documents, as follows:

A.    That, except as herein expressly modified or amended, all terms, conditions, covenants, representations and warranties contained in the Agreement and the Loan Documents are true and correct, continue to be satisfied in all respects and are legal, valid and binding obligations. The undersigned hereby ratify, agree to and confirm the Agreement and the Loan Documents and consent to and acknowledge this Amendment.

B.    That payment of the Indebtedness is the valid obligation of Borrower and Guarantor and, as of the date hereof, Borrower and Guarantor have absolutely no defenses,

claims, rights of set-off or counterclaims against Crestmark or the payment of the Indebtedness. This Amendment shall not impair the rights, remedies and Collateral given in the Agreement and the Loan Documents.

C.    That the liability of the undersigned howsoever arising or provided for in the Agreement and the Loan Documents is hereby reaffirmed.

7.	RELEASE:

In consideration of Crestmark executing this Amendment, Borrower and Guarantor do each hereby release and discharge Crestmark of and from any and all claims, harm, causes of action, liabilities, injuries, expenses (including attorneys' fees) and damages of any and every kind, known or unknown, legal or equitable, which Borrower or Guarantor have against Crestmark from the date of Borrower's and Guarantor's first contact with Crestmark up to the date of this Amendment. Borrower and Guarantor confirm to Crestmark that they have reviewed the effect of this release with legal counsel of their choice, or have been afforded the opportunity to do so, prior to the execution of this Amendment and each acknowledges and agrees that Crestmark is relying upon this release in executing this Amendment.

8.	CONFIRMATION OF LIEN UPON COLLATERAL:

The Borrower acknowledges and agrees that pursuant to the terms of the Agreement, the obligations of the Borrower and the Indebtedness are secured by a first priority lien and security interest in the Collateral (as defined in the Agreement). The Collateral is and shall remain subject to and encumbered by the lien, charge, and encumbrance of the Agreement, and nothing contained herein shall affect or be construed to affect the lien or encumbrance created by the Agreement or the priority thereof.

9.	NO ORAL MODlFlCATION:

This Amendment may only be altered or modified by written instrument duly executed by Borrower and Crestmark.

[signatures on next page]

The parties hereto have executed this Agreement the day and year first appearing above.

"CRESTMARK"

CRESTMARK, A DIVISION OF METABANK, NATIONAL ASSOCIATION

By: /s/ Susan M. Hickey
Name: Susan M. Hickey
Its: First Vice President

"BORROWER"

CLR ROASTERS, LLC,

a Florida limited liability company

By: /s/ David Briskie
Name: David Briskie
Its: Manager

By: /s/ Ernesto G. Aguila
Name: Ernesto G. Aguila

Its: Manager

By signing below, Guarantor acknowledges it has read and understands the Agreement and agrees to all of its terms.

"GUARANTOR"

YOUNGEVITY INTERNATIONAL, INC.,

a Delaware corporation

By: /s/ Stephan R. Wallach

Name: Stephan R Wallach

Its: CEO

/s/ Stephan R. Wallach

Stephan R Wallach, individually

/s/ David Briskie

David Briskie, individually